UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2026

Celestica Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	001-14832	98-0185558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5140 Yonge Street, Suite 1900 Toronto, Ontario, Canada	M2N 6L7
(Address of principal executive officers)	(Zip Code)

(416) 448-2211

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Shares without par value	CLS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2026, Celestica Inc. (the “Company”) announced that Mandeep Chawla, the Company’s current Chief Financial Officer, will be appointed to the newly created role of Group President, Global Markets and Todd Ankenmann will be appointed Chief Financial Officer, each effective as of October 1, 2026.

Mr. Chawla, age 50, joined the Company in 2010 and held progressively senior roles before being appointed to the role of Chief Financial Officer in 2017. Prior to joining the Company, he spent nearly a decade at General Electric, followed by senior leadership roles across the engineering and life sciences sectors. Mr. Chawla is a member of the Board of Directors of CCL Industries Inc. and previously served on the Board of Directors of Sleep Country Canada Holdings Inc. He is a CPA, CMA and holds a Master of Finance degree from Queen’s University and a Bachelor of Commerce degree from McMaster University. In connection with his new role, Mr. Chawla’s salary will be increased to $750,000, his target incentive under the Celestica Team Incentive Plan (“CTI”) will be increased to 120%, and he will be granted an equity award with a grant date target value of $1,700,000 to be composed of 40% restricted share units (“RSUs”) and 60% performance share units (“PSUs”).

Mr. Ankenmann, age 50, joined the Company in 2018 and most recently served as Senior Vice President, Finance since 2025. Prior to joining the Company, he spent over a decade in senior finance roles at General Electric. He holds an Honours Bachelor, Business Administration and Management degree from Wilfrid Laurier University. In connection with his new role, Mr. Ankenmann’s salary will be increased to $600,000, his target incentive under the CTI will be increased to 80%, and he will be granted an equity award with a grant date target value of $1,450,000 to be composed of 40% RSUs and 60% PSUs.

Neither Mr. Chawla nor Mr. Ankenmann has any family relationship with any director or executive officer of the Company or has a direct or indirect interest in any related person transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of the Company dated September 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celestica Inc.

Date: September 11, 2026
	By:	/s/ Douglas Parker
		Name:	Douglas Parker
		Title:	Chief Legal Officer and Corporate Secretary